Exhibit 4.1

Docusign Envelope ID: 2FF57355 - 5E17 - 8677 - 8136 - A4BF12F1FE2D 2026

SPECIMEN

CERTIFICATE NO.
SPECIMEN

CUSIP 79379Y 201
PAR VALUE
$0.001 PER SHARE

RAFEX GOLD CORP.

A WYOMING CORPORATION

THIS CERTIFIES THAT ______________________________

____

is the registered holder of ______________________ fully paid and non-assessable shares of
(Number of Shares)

COMMON STOCK
$0.001 PAR VALUE PER SHARE
OF
RAFEX GOLD CORP.

RAFEX GOLD CORP. CORPORATE SEAL 2026 WYOMING

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers.

Dated: ______________________, 20__

Signed by:
Russell Brimage
President & Chief Executive Officer

DocuSigned by:
Richard Chiang
Richard Chiang
Chief Financial Officer & Secretary

COUNTERSIGNED AND REGISTERED:
Pacific Stock Transfer Company Inc.
Transfer Agent and Registrar

By: ______________________
Authorized Signature

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________ Shares ______________

of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________, 20______

____
Signature of Holder

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.